    CHS Fiscal year 2025 Annual Meeting
CFO Report

•Good morning and welcome to all our owners and partners, both here in person and joining us online. It is my privilege to present the CHS financial report for fiscal year 2025.

•Before we begin, please review the safe harbor statement. Some of the content in this report may be forward-looking, and future results may differ due to risks or uncertainties in our business, as described in our most recent annual report on file with the SEC.

•Fiscal year 2025 was marked by persistent volatility and uncertainty across global commodity markets and the geopolitical landscape. Despite these headwinds, CHS demonstrated strength and resilience with robust volumes and steady operating performance across our businesses.

•Our ability to deliver solid financial results and navigate the challenging environment is the result of disciplined strategic planning and capital allocation, a diversified business model, operating effectively and diligent management of costs.

•It is also due to your unwavering support. Thank you for your business.
Revenues
CHS reported consolidated revenues in fiscal year 2025 of $35.5 billion, compared to $39.3 billion, a 10% decrease year-over-year, primarily due to lower commodity prices.
Net Income
•Net income for the year was $597.9 million, down from $1.1 billion last year. While lower, this is a solid result and shows how our cooperative model continues to provide stability in uncertain times.
Energy
•Our Energy segment, which includes refined fuels, propane, lubricants, and transportation, reported a pretax loss of $7 million in fiscal year 2025, a decrease of $436 million versus the prior year.
•The decrease reflects:
oLower discounts on heavy Canadian crude oil due to increased export opportunities for this type of crude.
oPlanned major maintenance at our McPherson, Kansas refinery, which temporarily reduced production volumes of our higher-margin refined fuels products.

oDecreased refining margins due to less favorable market conditions, including higher U.S. refinery capacity utilization and global production. However, this was partially offset by a favorable impact due to the small refinery exemption at Laurel, Montana.
•Notwithstanding these factors, our teams delivered strong volumes and excellent execution for our customers. Investments we have made in our energy supply chain enhance performance through efficiency, increased throughput and more diesel fuel production.
Ag
•Our Ag segment, which includes wholesale agronomy, global grain & processing, and ag retail, delivered pretax income of $245.7 million, a decrease of $97 million from the prior year.
oWe experienced decreased margins for grains and oilseeds driven by tough global competition and other trade factors.
oOur oilseed processing business also saw year-over-year margin declines due to increased global supply of soybean and canola meal and oil.
oHowever, we did have year-over-year increases in volumes at both our North American export terminals and our processing plants.

oWe saw higher margins and higher volumes for crop protection products and crop nutrients, thanks to increased demand, favorable growing conditions and efficiencies in our supply chain.
oAnd our ag retail business performed well due to excellent operational execution and strategic investments, including the acquisition of CHS West Central.
•Despite difficult industry dynamics, our ag segment overall showed good performance that was supported by deliberate decisions we have made over the past several years that have focused on speed and space, creating additional capacity and supply chain efficiency in order to strengthen our market position and deliver greater value to owners.
Nitrogen Production
•Our equity investment in CF Nitrogen contributed pretax income of $159.5 million, an $8.3 million improvement over last year, driven by favorable market conditions for urea.

•This partnership creates reliability for CHS owners ensuring we have fertilizer when and where you need it. Owners can also benefit from the production economics that come from owning more of the value chain, improving patronage and returns.

Corporate and Other
•Our Corporate and Other category includes four businesses, all of which saw increased income year-over-year.
oThe first two are wholly owned by CHS. CHS Hedging is our brokerage business, which helps members with their commodity hedging needs and CHS Capital provides financing to members.

•The second two are joint venture investments.
oVentura Foods, a leading producer and distributor of oil-based food products; and
oArdent Mills, a premier U.S. flour miller, which purchases a large share of its wheat from CHS and the cooperative system.

•Overall, this category reported pretax income of $216.6 million, with the largest driver of the $41.8 million increase over prior year being strong performance by Ventura Foods.

Tax Expense
•While cash taxes have continued to decline over the past few years, our book tax – or tax expense – did increase in fiscal year 2025 by $21.6 million.
•The increase is due to a number of factors, including:
oreduced patronage deductions,
oa change in state tax laws, and
obecause in fiscal year 2024 we were able to claim multi-year research and development tax credits that did not repeat in fiscal year 2025.

Segment Wrap Up
•In total, our net income of $597.9 million for fiscal year 2025 is a solid result despite the challenging environment and is evidence of our ability to perform well even in the face of adversity.

•These financial results reinforce the importance of the changes we have focused on for several years: making us a better company so the highs can be higher and the lows can be higher as well.

•CHS is financially strong, with well positioned assets, relatively low debt levels, ample liquidity, and a strong balance sheet, creating stability for the future.

•And our financial discipline will remain a key focus. Every investment is analyzed through our growth framework, which you’ve heard me speak about before. This framework ensures strategic alignment and an optimal return on investment, ensuring we deploy every dollar toward its highest and best use.

Returns to Owners
•Our CHS purpose is creating connections to empower agriculture. Patronage – central to our cooperative model – returns cash and equity to rural communities, sharing success together.

•In making equity management decisions, the CHS Board of Directors considers:
oWhat is in the best interests of both CHS and our owners.
oWhat CHS can afford based on cash available and our evaluation of market dynamics ahead.

oThe need to maintain a strong balance sheet so we can invest for growth and future value-creation for owners.
•Based on fiscal year 2025 results, CHS will return approximately $120 million in cash to the country during fiscal year 2026, including:
o$30 million in cash patronage, based on business done with CHS in fiscal year 2025.
o$30 million in distributions to associations, based on age of equity, with these payments to be made in the Spring.
oThe balance will be set aside to fulfill requests we receive throughout the year, from eligible individual owners based on age of patron and from their estates.

•CHS will also issue $199 million of new equity based on business done in fiscal year 2025. Of that, $55 million will be qualified equity and $144 million will be non-qualified equity.

•CHS will not have any unused DPAD tax deductions available to distribute to owners.

•Some estimated wholesale patronage rates, based on financial performance and equity management decisions, are shown on the screen, including the total patronage and the cash portion. To call out a few:
oBulk fertilizer total patronage is $16.07 per ton with a cash portion of $2.08 per ton.
oFocused crop protection, which includes our proprietary products, is 16 cents with a cash portion of 2 cents.
oCanola total patronage is 32 cents per hundredweight, with a cash portion of 4 cents.

•Over the past five years, including this latest commitment, cash returns based on patronage and redemptions total $2.6 billion.

•These cash returns speak to the enduring value of CHS and our owners working together and are part of the ongoing investment we make in empowering farmers, ranchers, cooperatives, and the rural communities at the heart of agricultural production.

Fiscal 2026 Outlook
•Looking ahead, we anticipate continued challenges in global commodity markets, including supply & demand factors,

international trade impacts, tariffs, regulatory and policy changes and a shifting geopolitical environment.

•As we navigate these dynamics, we remain focused on:
oLeveraging our financial strength through investments in growth and efficiency.
oDiversifying our portfolio and connecting the cooperative supply chain to help us manage commodity swings and volatility.
oControlling costs and being judicious with every dollar.
oIntegrating our supply chain end-to-end – from the farmgate to the end customer – which positions us to capture new opportunities as markets evolve.
oMeasuring our performance across every aspect of our business, allowing us to execute with more agility.
oAll while advocating in the best interest of our cooperative system.

•Every day we look to become a better company so we can remain competitive, win your business and serve your evolving needs.

Close
•U.S. agriculture has experienced highs and lows before and is extremely resilient. Innovation has always been a core tenet of our industry, adapting as needed to change. For with challenges, come opportunities.

•Our unity is our greatest strength. Now is our time to work as a collective. Becoming stronger and going further, protecting our legacy and securing our future – together.